Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references in this Post-Effective Amendment No. 8 to Registration Statement No. 333-174323 on Form N-1A of Brookfield U.S. Listed Real Estate Fund, a series of Brookfield Investment Funds, to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
November 12, 2013